Exhibit 10.2

October 24, 2014

AGREEMENT

This Agreement (“Agreement”) between Save The World Air, Inc. (“STWA”) and HAVEN TECHNOLOGY SOLUTIONS LLC (“HAVEN (collectively the “Parties” and individually, a “Party”) is made this 24th day of October, 2014.

RECITALS

WHEREAS, HAVEN operates a research and development laboratory facility in which it develops flow regime management systems (“HAVEN’s Business”);

Whereas, STWA has developed Applied Oil Technology (“AOT Technology”) and owns certain electric current heat technology known as the Joule Heat process (the “Joule Technology”);

Whereas, STWA and HAVEN wish to evaluate whether the AOT and Joule Technology could be used in HAVEN’s Business;

Whereas, STWA and HAVEN wish to test the effectiveness of the AOT and Joule Technology in the conjunction with HAVEN’s Business and technologies; and,

Whereas, it is the desire of STWA to deliver prototypes of the AOT and Joule Technology suitable for testing purposes on HAVEN 3” flow-loop test facility, and it is the desire of HAVEN to accept STWA’s delivery of the AOT and Joule Technology, for the sole purpose of testing the effectiveness of the AOT and Joule Technology in connection with the operation of HAVEN’s Business, on the terms and conditions set forth in this Agreement.

NOW, Therefore, in consideration of the covenants set forth below and for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree, as follows:

1.	AOT and Joule Technology.

STWA herby agrees to deliver the AOT and Joule Technology, including all parts, components, software, accessories, accessions, replacements, substitutions, additions and improvements (collectively, the “AOT and Joule Equipment”) related to the AOT and Joule Technology, to HAVEN, on a non-exclusive basis, for the sole purpose of allowing HAVEN to test the effectiveness of the AOT and Joule Technology in connection with the operation of HAVEN’s Business.

2.	Delivery, Installation, Operation, Data Collection and Maintenance of the AOT and Joule Equipment and Joule Technology.

A. STWA, shall deliver the AOT and Joule Equipment to HAVEN by a date no later than 19 Dec, 2014. This date may be extended by the mutual written consent of the Parties.

B. The AOT and Joule Equipment shall be delivered and installed, to the flow-loop test location designated by HAVEN.

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C.       Installation shall be performed by HAVEN in a professional and workmanlike manner in conformance with all written and previously provided requirements of STWA, and in compliance with good construction and engineering practices. STWA will supervise installation.

D.        STWA shall provide HAVEN with instructional service in the installation and operation of the AOT and Joule Equipment.

E.        Any alteration or modifications to the AOT and Joule Equipment may be made only upon consultation with and written approval by STWA.

F.        HAVEN at its expense, shall operate the AOT and Joule Equipment and shall keep and maintain the AOT and Joule Equipment in good working order during the Term (defined below). In the event the AOT and Joule Equipment is lost, damaged, in whole or in part, or stolen, HAVEN shall pay to STWA the replacement cost of the AOT and Joule Equipment.

G.        All repairs and maintenance of the AOT and Joule Equipment shall be performed promptly by HAVEN at Haven’s expense in consultation with STWA. HAVEN shall supply labor, at HAVEN’s cost, and all materials shall be provided by STWA, at STWA’s cost in connection with the operation and maintenance of the AOT and Joule Equipment.

H.       Data generated in connection with the use of the AOT and Joule Equipment under this Agreement (1) related to the AOT and Joule Technology is the “STWA Data” and (2) data related to Haven’s Business and technologies is the “Haven Data”. STWA Data shall be owned by STWA, and Haven Data will be owned by Haven. The Haven Data and the STWA Data will be shared in a collaborative and transparent manner between STWA and HAVEN. All STWA Data collected by HAVEN shall be promptly delivered to STWA and will be subject to the binding confidentiality and nondisclosure provisions in section 4, below. STWA Data cannot be shared or released to any outside entity or third party without the written consent of STWA. All Haven Data will be subject to the binding confidentiality and nondisclosure provisions in section 4, below. Haven Data cannot be shared or released to any outside entity or third party without the written consent of Haven.

I.        If the Parties individually or jointly make changes or improvements to the AOT and Joule Equipment (“STWA Improvements”) any such STWA Improvements shall be owned by STWA. If the Parties individually or jointly make changes or improvements to the Haven technologies (“Haven Improvements”) any such Haven Improvements shall be owned by Haven.

3.       Term.

The term of this Agreement shall be for a period of six (6) months (the “Term”), commencing on the date of installation of the AOT and Joule Equipment, estimated to be on a date no later than 19 December, 2014.

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4.       Intellectual Property/Confidentiality. The Parties acknowledge and agree that STWA is the holder and owner of worldwide exclusive patents, patents pending, licenses and rights for the AOT and Joule Technology and AOT and Joule Equipment and the STWA Data, and all STWA Improvements thereon. Nothing contained in this Agreement shall be deemed to transfer or assign any right, title or interest in or to the AOT and Joule Technology or AOT and Joule Equipment or the STWA Data or STWA Improvements to HAVEN, it being expressly understood between the Parties that all right, title and interest in and to the AOT and Joule Technology and AOT and Joule Equipment, STWA Data and STWA Improvements are and shall remain at all times the exclusive property of STWA.

The Parties acknowledge and agree that Haven is the holder and owner of worldwide exclusive patents, patents pending, licenses and rights for the Haven technologies and Haven Data, and all Haven Improvements thereon. Nothing contained in this Agreement shall be deemed to transfer or assign any right, title or interest in or to the Haven technologies or the HAVEN Data or Haven Improvements to STWA, it being expressly understood between the Parties that all right, title and interest in and to the Haven technologies, Haven Data and Haven improvements are and shall remain at all times the exclusive property of HAVEN.

HAVEN and STWA hereby acknowledge that, during and solely as a result of this Agreement, each will have access to confidential information of the other Party. The Parties hereby agree as follows:

(i) Confidential Information. “Confidential Information” shall mean any information, tangible or intangible, relating to Haven’s Technology and Business or the AOT and Joule Technology, or the AOT and Joule Equipment and business of STWA and its affiliated companies, the STWA Data or STWA Improvements or the Haven Data or Haven Improvements, and the Parties’ products, finances, budgets, methods, policies, procedures, business, plans, computer or other data, techniques, patents, patents pending, trademarks, research or development, projects or results, customers or clients, employees, trade secrets, or other knowledge or processes of or developed by a Party and its affiliated companies, and any other confidential information relating to or dealing with the businesses of a Party and its affiliated companies, made known to the other Party, or learned or acquired as a result of this Agreement, but Confidential Information shall not include information lawfully known generally by or readily accessible to the trade or the general public.

(ii) Use and Disclosure. During the Term hereof, each Party shall use the other Party’s Confidential Information only for purposes set forth in this Agreement, and only as necessary to carry out the Party’s obligation under this Agreement. During and after the Term hereof, neither Party shall, directly or indirectly, disclose to any person or entity any Confidential Information of the other Party, without the express written permission of disclosing Party.

(iii) Proprietary Interests. Each Party acknowledges and agrees that all Confidential Information is, and will remain, the property of the disclosing Party.

(iv) Return of Confidential Information. Upon the termination of this Agreement for any reason, or at the request of STWA, Haven shall promptly deliver to STWA the AOT and Joule Equipment to STWA and all Confidential Information and STWA Data, including all copies or summaries thereof, in Haven’s possession or control. Upon the termination of this Agreement for any reason, or at the request of HAVEN, STWA shall promptly deliver to HAVEN all Confidential Information and HAVEN Data, including all copies or summaries thereof, in STWA’s possession or control.

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5.       Delivery Operation of the AOT and Joule Equipment.

STWA will deliver operable AOT and Joule Equipment to HAVEN. HAVEN shall operate the AOT and Joule Equipment during the Term for the purpose only as set forth in this Agreement.

6.       Limitation of Liability.

6.1 Except for the breach of Section 4, the maximum amount that either Party shall be liable to the other Party, its agents and employees for all losses or damages arising out of or attributable to the acts or omissions, willful misconduct or breach of this Agreement by such Party, shall be the insured value of the AOT and Joule Equipment.

7.       Indemnification.

Intentionally Omitted.

8.       Insurance.

HAVEN shall bear the risk, responsibility and liability for the return, installation, operation and maintenance of the AOT and Joule Equipment. HAVEN shall maintain, at its cost, all such insurance on the AOT and Joule Equipment with losses payable to STWA against fire, theft, destruction, property damage, personal injury, general liability and other risks as are appropriate and specified by STWA. HAVEN shall provide STWA proof of such insurance.

9.       Return Condition.

HAVEN shall return the AOT and Joule Equipment and any parts, additions or STWA Improvements made thereon or thereto, to STWA at STWA’s offices or other place designated by STWA. On return to STWA, the AOT and Joule Equipment shall be in the same condition delivered by STWA, except for ordinary wear and tear.

10.      Governing Law/Dispute Resolution.

This Agreement shall be construed in accordance with the internal laws of the state of California. All controversies, claims or disputes arising out of, in connection with, or relating to this Agreement shall be resolved by the courts sitting in Los Angeles, California.

11.       Assignment.

This Agreement is entered into for the benefit of the Parties, their successors and assigns. Neither Party may assign its rights hereunder without the prior written consent of the other Party.

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12.      Modification.

This Agreement shall not be amended, modified, released, discharged, abandoned or otherwise terminated prior to expiration, in whole or in part, except by written agreement signed by the Parties hereto.

13.       Severability. In the event that any provision, or any portion thereof, of this Agreement is determined by competent judicial, legislative, administrative or arbitrator authority to be prohibited by law, then such provision or part thereof shall be ineffective only to the extent of such prohibition, without invalidating the remaining provisions of the Agreement.

14.       Notices.

Notices under this Agreement by either party shall be in writing and will be sufficiently made or given if sent by certified or registered mail, return receipt requested, courier or by facsimile, and shall be deemed given upon delivery by courier, five (5) days after deposit in the mail, or upon receipt of facsimile transmission. Notices shall be sent to the signatory of this Agreement or an authorized officer at the address set forth in the signature blocks of this Agreement or at such other addresses either Party may specify in writing.

15.       Entire Agreement.

This Agreement contains the full and complete understanding of the Parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and understandings, whether oral or written.

16.       Costs and Expenses.

The Parties confirm that each Party will be solely responsible for the costs and expenses incurred by it in connection with documentation and execution of this Agreement and the transactions contemplated herein.

17.       Authority.

As the case may be, each of the undersigned has been duly authorized and empowered to execute this Agreement, and the signatures of each of the undersigned is binding upon the entity for which the undersigned has executed this Agreement.

18.       Counterparts.

This Agreement may be executed in two (2) counterparts, each of which will be deemed to be an original copy of this agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The Parties hereto may execute this Agreement by facsimile delivery of manually signed copies or by the electronic delivery of copies bearing an electronic facsimile signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

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